Exhibit (g)(4)

                                 AMENDMENT NO. 1
                                       TO
                        ADMINISTRATIVE SERVICE AGREEMENT

     WHEREAS, Blue Chip Value Fund, Inc. (the "Fund"), Denver Investment Advisors LLC ("DIA") and ALPS Mutual Funds Services, Inc. (ALPS) are parties to an Administrative Service Agreement dated September 1, 1999 (the "Agreement") wherein the Fund has appointed DIA and ALPS as co-administrators to provide certain administration services to the Fund as described in the Agreement; and

     WHEREAS, the parties wish to amend the Agreement in certain respects.

     NOW THERFORE, the parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     10. RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, ALPS hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. ALPS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     Except as expressly amended and modified hereby, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their officers designated below as of the 6th day of November, 2001.

                                   Blue Chip Value Fund, Inc.


                                   By: /s/ Kenneth V. Penland
                                       -----------------------------------------
                                       Kenneth V. Penland, Chairman


                                   ALPS Mutual Funds Services, Inc.


                                   By: /s/ Thomas A. Carter
                                       -----------------------------------------
                                       Thomas A. Carter, Chief Financial Officer


                                   Denver Investment Advisors LLC


                                   By: /s/ Jeffrey D. Adams
                                       -----------------------------------------
                                       Jeffrey D. Adams, Executive Manager